For period ended 06/30/09                          Series  24, 40, 41, 42,
File Number 811-7852                                       43, 44, 45

Sub-Item 77Q3:  Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:    Barclays Bank of Uganda Limited
Foreign Country:  Uganda
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    ING Bank Ukraine
Foreign Country:  Ukraine
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    HSBC Bank Middle East Limited
Foreign Country:  United Arab Emirates-Dubai Financial Market
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    HSBC Bank Middle East Limited
Foreign Country: United Arab Emirates-Dubai International Financial Center Type of Custody: Foreign Custodian Rule 17f-5

Sub-custodian:    HSBC Bank Middle East Limited
Foreign Country:  United Arab Emirates-Abu Dhabi
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    State Street Bank and Trust Company, United Kingdom Branch
Foreign Country:  United Kingdom
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Banco Itau Uruguay S.A.
Foreign Country:  Uruguay
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Citibank, N.A.
Foreign Country:  Venezuela
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    HSBC Bank (Vietnam) Limited
Foreign Country:  Vietnam
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zambia plc.
Foreign Country:  Zambia
Type of Custody:  Foreign Custodian Rule 17f-5

Sub-custodian:    Barclays Bank of Zimbabwe Limited
Foreign Country:  Zimbabwe
Type of Custody:  Foreign Custodian Rule 17f-5